As filed with the Securities and Exchange Commission on January 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coda Octopus Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	34-2008348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(863) 937-8985

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Annmarie Gayle

Chief Executive Officer

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(863) 937-8985

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, NY 10036

Telephone: (212) 584-7805

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001:
Total	2,284,230	(1)	$8.07	$18,433,736	$ 2,392.70	(2)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based upon the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Capital Market on January 21, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 23, 2020

2,284,230 Shares of Common Stock

The selling stockholders named in this prospectus are offering up to 2,284,230 shares of our common stock. We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholders.

The selling stockholders may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholders, refer to the section of this prospectus entitled “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “CODA.” On January 21, 2020, the closing sale price of our common stock on the Nasdaq Capital Market was $8.08 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2020

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents or any prospectus supplement. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth under the section titled “Risk Factors” in this prospectus, as well as other information in this prospectus, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Coda Octopus,” “we,” “us,” “our,” or similar references mean Coda Octopus Group, Inc. and our subsidiaries.

Company Overview

We operate two distinct business segments. Our Marine Technology Business, or Products Segment, is a technology solution provider to the subsea market that owns key proprietary technology for commercial and defense applications. Our Marine Engineering Business, or Services Segment, is a supplier of embedded solutions and sub-assemblies which are sold into mission critical integrated defense systems that require a high level of reliability and quality controls.

Our Marine Technology Business designs, develops, manufactures and sells solutions for the subsea market including our range of flagship volumetric real time sonar solutions. All of our products are designed, developed and manufactured by the Company. These products are used primarily in the underwater construction market, offshore wind energy industry, and offshore oil and gas, complex dredging, port security, mining and marine sciences sectors. Our customers include service providers to major oil and gas companies, renewable energy companies, underwater construction companies, law enforcement agencies, ports, mining companies, defense bodies, research institutes and universities.

Our Marine Engineering Business has been supporting a number of significant defense programs for over 30 years, including Raytheon’s CIWS and Northrop Grumman’s Mine Hunting Systems Program. Its business model entails designing small runs of prototypes for defense programs which typically result in contracts for the manufacture, repair and upgrade of these parts. For the parts they supply into these programs they are sole source providers. This business model ensures recurring and long tail revenues since typically we supply parts to these programs for the life of the program.

The Products Segment sells and rents its products through our three wholly owned subsidiaries, Coda Octopus Products, Inc. (USA), Coda Octopus Products Limited (United Kingdom), and Coda Octopus Products Pty Limited (Australia) and through our appointed agents globally. The Services Segment operates through our wholly owned subsidiaries, Coda Octopus Colmek, Inc. (“Colmek”) based in Salt Lake City, Utah, and Coda Octopus Martech Limited (“Martech”) based in the United Kingdom.

The Offering

Securities Offered by the Selling Stockholders	Up to 2,284,230 shares of Common Stock

Common Stock Outstanding	10,721,881 shares (1)

Terms of the Offering	The selling stockholders may, from time to time, offer and resell, transfer, or otherwise dispose of any or all of the shares of our Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers, or though broker-dealers or agents. See “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. See “Use of Proceeds.”

Nasdaq Capital Market Symbol	Our Common Stock is listed under the symbol “CODA.”

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

(1) Based on the number of issued and outstanding shares of Common Stock on January 21, 2020.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus, and certain oral statements made from time to time by our representatives, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ from those in the forward-looking statements are described in “Risk Factors” below. Among those factors that could cause actual results to differ materially are:

●	The price of commodities, in particular in the oil and gas sector;

●	Our ability to maintain our competitive edge relating to our patented real time sonar 3D technology;

●	The allocation of funds to defense procurement by governments in the United States and the United Kingdom;

●	volatility of the currency markets;

●	global-political uncertainties affecting the markets into which we sell our goods and services;

●	global trends which make certain geographical regions more competitive in providing engineering solutions because of lower labor costs (e.g. India and China);

●	Our ability to compete with larger companies for certain specialized electronic engineering skills;

●	The availability of financial resources to advance our flagship technology at the commercially appropriate pace required to capture new markets and increase our sales which could facilitate new entrants to the market;

●	The inherent uncertainty of the technology space due to the fast pace of innovations:

●	The loss of our largest customers, or significant reduction in purchases by our largest customers;

●	The availability of external sources of capital;

●	Volatility in the capital and credit markets; and

●	the implications of the United Kingdom’s decision to leave the European Union (commonly referred to as “Brexit”);

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These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. If one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may differ materially from those described in any forward-looking statement.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. When considering forward-looking statements, you should also keep in mind the factors listed in the section entitled “Risk Factors” included in this prospectus and disclosures made in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, our Quarterly Reports on Form 10-Q for the periods ended January 31, 2018 and April 30, 2019 and our subsequent SEC filings. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider the risk factors in this prospectus or incorporated by reference into this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks might result in the trading price of our securities to decline or cause you to lose all or part of your investment in the offered securities. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

The U.S. Government’s budget deficit could have an adverse impact on our business, financial condition, results of operations and cash flows.

The U.S. Government’s budget deficit could have an adverse impact on our business, financial condition, results of operations and cash flows in a number of ways, including the following:

●	The U.S. Government could reduce or delay its spending on, or reprioritize its spending away from, certain government programs in which we participate;

●	The U.S. Government may be unable to complete its budget process before the end of its fiscal year on September 30 and thus would be required either to shut down or be funded pursuant to a “continuing resolution” that authorizes agencies of the U.S. Government to continue operations but does not authorize new spending initiatives, either of which could result in reduced or delayed orders, which may decrease our revenues or profitability or otherwise have a material adverse effect on our business, financial condition and results of operations

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●	U.S. Government spending could be impacted by sequestration or alternate arrangements, which increases the uncertainty as to, and the difficulty in predicting, U.S. Government spending priorities and levels; and

●	We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including the U.S. government.

We are dependent on new products.

Our future revenue stream depends to a large degree on our ability to bring new products to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our development stage products may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we were unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products are difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. A delay in new product introductions could have a significant impact on our results of operations.

As a smaller technology company, we may be unable to compete with larger companies for engineering talent.

The skills set that we require to innovate new products are rare and in high demand. We may not be able to attract key skills due to the high demand for electrical engineers. In addition, as a small technology company with limited financial resources, we are unable to compete for certain specialized electronic engineering skills as our remuneration packages are not as competitive as those offered by bigger companies. If we fail to retain or attract new engineers, our business may suffer.

If the protection of our intellectual property rights is inadequate, our ability to compete successfully could be impaired.

We have a number of patents. We regard our intellectual property as critical to our business. We rely on a combination of patent, trademark and trade secret protection to protect our proprietary rights. Nevertheless, the steps we take to protect our proprietary rights may be inadequate. Detection and elimination of unauthorized use of our products is difficult. We may not have the means, financial or otherwise, to prosecute infringing uses of our intellectual property by third parties. Further, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which we will sell our products and offer our services. If we are unable to protect or preserve the value of our patents, trademarks, copyrights, trade secrets or other proprietary rights for any reason, our business, operating results and financial condition could be harmed.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims that our products infringe upon the proprietary rights of others or that proprietary rights that we claim are invalid. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation, which could distract technical and management personnel. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. Further, as a result of infringement claims, we may be required, or deem it advisable, to develop non-infringing intellectual property or enter into costly royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms that are acceptable to us, or at all. If a third party successfully asserts an infringement claim against us and we are required to pay monetary damages or royalties or we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, it could significantly harm our business.

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We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows.

Our currency for SEC reporting purposes is the US Dollar. However, we maintain our books in local currency: US Dollars for its US operations, Pounds Sterling for its United Kingdom operations, Norwegian and Danish Kroner for its Norwegian and Danish operations respectively and Australian Dollars for its Australian operations. For the fiscal year ended 2018, 42% of our operations were conducted inside the United States and 58% outside the United States through our wholly owned subsidiaries. Approximately 56% of our revenues are generated in British Pounds by our subsidiaries in the United Kingdom. During fiscal year 2018, we suffered a loss of $190,232 in foreign currency translation adjustments of the values of our UK assets included in our financial statements due to the depreciation of the value of the British pound, as part of the so-called Brexit effect. For the fiscal year 2017 period we recorded a gain of $299,006 on foreign currency translation adjustments due to the British pound strengthening against the US dollar. During the nine months ended July 31, 2019, we suffered a loss of $1,065,479 in foreign currency translation adjustments. Any future fluctuations that result in a less favorable exchange rate could adversely affect our revenues, which could negatively impact our results of operations and financial condition.

The United Kingdom’s vote in favor of withdrawing from the European Union could present a barrier to the import and export of our goods and services and lead to increased currency volatility which could adversely impact on our results of operations.

Following a national referendum, the United Kingdom Government served notice to leave the European Union under Article 50 of the Lisbon Treaty. The date of the UK leaving the European Union and the deadline for concluding an arrangement regulating post-exit trade relations expires on January 31, 2020. The election of a new majority government in the UK on December 13, 2019 increases the likelihood that the UK will now leave the European Union, which will be followed by a transition period of 12 months. During the transition period, the government will engage in negotiations on the future relationship between the UK and the European Union. The new majority government have stated that it will leave the EU at the end of the transitional period with or without a deal on the future relationship. There is therefore a substantial risk that at the end of the transition period, there could be a Brexit without agreement between the UK and the EU.

Brexit could affect our UK operations which represents a significant portion of our operating revenues. The impact of a UK departure on the Company is not clear and will be dependent on the type of future relationship that is struck between the United Kingdom and the European Union. In a worst-case scenario, where no deal on the future of the UK relationship with the European Union is struck, it is widely believed that the World Trade Organization (WTO) rules will apply. Operating on this basis would have far-reaching implications for our Company particularly in the area of costs associated with import/export arrangements for our products including custom duties on purchases and sales and delays and increased compliance costs in the supply chain (both purchasing and selling). We currently benefit from mutual recognition rules in a number of areas including export control requirements and quality standards which allow us to distribute our products freely in the European Union. If these are removed it is likely to involve new qualifications requirements that we would need to meet with the attendant costs and delays involved. Furthermore, if free movement is restricted this will also limit our ability to utilize our trained engineers and experts on customer projects in the European Union.

The ongoing uncertainty also impacts the British Pound (which is the trading currency of our UK operations). It is expected that the ongoing uncertainty around the future relationship with the European Union will cause the British Pound to continue to be volatile against major currencies, including the US Dollar. Since our reporting currency is the US Dollar, depreciation of the UK Pound has an adverse impact on revenues reported and devaluation of our consolidated balance sheet assets.

Our Products May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

Our devices are complex and must meet stringent requirements. We typically warrant to our customers that our products will be free of defect for twelve months from the shipment date. In addition, certain of our contracts include epidemic failure clauses. If invoked, these clauses may entitle the customer to a product return for repair or obtain a replacement item.

We must develop our products, particularly software associated with these products, quickly to keep pace with the rapidly changing market, and we have a history of frequently introducing new products. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims which could harm our business, results of operations and financial condition.

Government regulation and legal uncertainties may harm our business.

Because of the nature of some of our products, they may be subject to United States and other export controls and may be exported outside the United States or the United Kingdom only with the required level of export license or through an export license exception. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations or change in the countries, persons or technologies targeted by these regulations could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

The complex nature of our products increases the likelihood that our products will contain defects.

Our products are complex and may contain defects when first introduced into the market and as new versions are released. Virtually all information technology products and particularly those with electro-mechanical components such as ours are subject to a certain rate of failure. Delivery of products with manufacturing defects or reliability or quality problems could significantly delay or hinder market acceptance of our products, which in turn could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers. Correcting these production problems may require us to expend significant amounts of capital and other resources. We cannot give you any guarantee that our products will be free from errors or defects after we start commercial production. If there are product errors or defects, this will result in additional development costs, loss of or delays in market acceptance of our products, diversion of technical and other resources from our other development efforts, increased product repair or replacement costs, or the loss of credibility with our current and prospective customers, which may have a negative impact upon our financial performance or status as a going concern.

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As a U.S. corporation with international operations, we are subject to the U.S. Foreign Corrupt Practices Act and other similar foreign anti-corruption laws, as well as other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition, and results of operations.

For the fiscal year ended October 31, 2018, 42% of our operations were conducted inside the United States and 58% outside the United States through our wholly owned subsidiaries. Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other foreign anti-corruption laws that apply in countries where we do business. The FCPA and these other laws generally prohibit us and our employees and intermediaries from offering, promising, authorizing, or making payments to government officials or other persons to obtain or retain business or gain some other business advantage. In addition, we cannot predict the nature, scope, or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. Operations outside of the U.S. may be affected by changes in trade production laws, policies, and measures, and other regulatory requirements affecting trade and investment.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Asset Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs, requirements, currency exchange regulations, and transfer pricing regulations (collectively, the “Trade Control Laws”).

Despite our compliance programs, there can be no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, or Trade Control Laws. If we are not in compliance with the FCPA and other foreign anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement, and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws, or Trade Control Laws by the U.S. or foreign authorities could also have an adverse impact on our reputation, business, financial condition, and results of operations.

If we are unable to effectively compete, our business and operating results could be negatively affected.

We face substantial competition in the markets in which we operate. Many of our competitors are large public and private companies that have longer operating histories and significantly greater financial, technical, marketing, and other resources than we have. As a result, these competitors are able to devote greater resources than we can to the development, promotion, sale, and support of their products. In addition, the market capitalization and cash reserves of several of our competitors are much larger than ours, and, as a result, these competitors are much better positioned than we are to exploit markets, develop new technologies, and acquire other companies in order to gain new technologies or products. There can be no assurance that existing or new competitors will not develop technologies that are superior to or more commercially acceptable than our existing and planned technologies and products or that competition in our industry will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the markets we compete in, our business, results of operations, and financial condition could be adversely affected.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and is subject to inherent uncertainties. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. There also may be adverse publicity with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. An adverse result in any such matter could adversely impact our operating results or financial condition. Additionally, any litigation to which we are subject could also require significant involvement of our senior management and may divert management’s attention from our business and operations.

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We could be negatively impacted by a security breach, through cyber attack, cyber intrusion or otherwise, or other significant disruption of our IT networks and related systems or of those we operate for certain of our customers.

We face the risk, as does any company, of a security breach, whether through cyber attack or cyber intrusion over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or with access to systems inside our organization, or other significant disruption of our IT networks and related systems. We face an added risk of a security breach or other significant disruption of the products that we develop, install, operate and maintain for certain of our customers, which may involve managing and protecting information relating to national security and other sensitive government functions or personally identifiable or protected health information. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. As a technology-based solutions provider, we face a heightened risk of a security breach or disruption from threats to gain unauthorized access to our and our customers’ proprietary or classified information on our IT networks and related systems. These types of information and IT networks and related systems are critical to the operation of our business and essential to our ability to perform day-to-day operations, and, in some cases, are critical to the operations of certain of our customers. Although we make significant efforts to maintain the security and integrity of these types of information and IT networks and related systems and have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because attempted security breaches, particularly cyber attacks and intrusions, or disruptions will occur in the future, and because the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. In some cases, the resources of foreign governments may be behind such attacks due to the nature of our business and the industries in which we operate. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is virtually impossible for us to entirely mitigate this risk. A security breach or other significant disruption involving these types of information and IT networks and related systems could:

●	Disrupt the proper functioning of these networks and systems and, therefore, our operations and/or those of certain of our customers;

●	Result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours, our customers or our employees, including trade secrets, which could be used to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

●	Compromise national security and other sensitive government functions;

●	Require significant management attention and resources to remedy the damages that result;

●	Subject us to claims for contract breach, damages, credits, penalties or termination; and

●	Damage our reputation with our customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on our business, financial condition, results of operations and cash flows.

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Risks Related to an Investment in our Securities

The price of our Common Stock has been, and may continue to be, subject to substantial volatility.

Broad market fluctuations or fluctuations in our operations may adversely affect the price of our Common Stock. The market for our Common Stock is volatile, the bid-ask spread is often large, and the trading volume and activity can be low and sporadic. The price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	volatility in the trading markets generally and in our particular market segments;

●	limited trading of our Common Stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our management;

●	sales of shares of our Common Stock by us or our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, have from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies.

Although our shares are publicly traded on the Nasdaq Capital Market, the trading market for shares of our Common Stock has been inconsistent with wide fluctuations in the trading volume. There are periods where the trading volume is extremely low and somewhat limited, which could negatively affect our stockholders’ ability to sell their shares of our Common Stock at the time and price they desire.

We do not currently pay dividends on our Common Stock, and do not anticipate paying dividends in the foreseeable future.

Our Board has never declared a dividend on our Common Stock and we do not anticipate paying dividends on our Common Stock in the foreseeable future. We intend to retain our cash and future earnings, if any, to fund our business plan. Our future dividend policy is within the discretion of our Board and will depend upon various factors, including our business, financial condition, results of operations, and capital requirements. Therefore, we cannot offer any assurance that our Board will determine to pay special or regular dividends in the future. Unless our Board determines to pay dividends, stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

Our principal stockholders control a substantial amount of our stock and, therefore, may influence our affairs.

If a few principal stockholders act in concert, they could determine the outcomes of matters submitted to stockholders or the election of our Board. We estimate that our principal stockholders (stockholders owning more than 5% of our Common Stock) beneficially owned approximately 62% of Common Stock outstanding as of January 21, 2020.

We may issue additional shares of our Common Stock in the future, which could cause significant dilution to all stockholders.

We are authorized to issue 150,000,000 shares, par value $0.001 per share of common stock (the “Common Stock”) and 5,000,000 shares of preferred stock. As of January 21, 2020, there were 10,721,881 shares of Common Stock issued and outstanding. No series of preferred stock are currently designated. We may issue additional shares of Common Stock in the future in connection with a financing, acquisition, upon exercise of outstanding options, or in connection with the grant of restricted stock units. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including, but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

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Sales of a substantial number of shares of our Common Stock in the public market, or the perception that they may occur, may depress the market price of our Common Stock.

Of the total number of shares of Common Stock currently issued and outstanding, almost all are freely transferable or may be publicly resold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least six months, including our affiliates, would be entitled to sell such securities, subject to the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least six months, would be entitled under Rule 144 to sell such shares without regard to any limitations under Rule 144. Under Rule 144, sales by our affiliates are subject to volume limitations, manner of sale provisions and notice requirements. The ability to sell shares of Common Stock to the public, whether pursuant to an effective registration statement, Rule 144, or an exemption from the registration requirements, may adversely affect the price of our Common Stock by creating an excessive supply, the scope or extent of which effect we cannot predict. Likewise, the ability for sale of substantial amounts of our Common Stock could reduce the prevailing market price.

USE OF PROCEEDS

All of the shares of our Common Stock covered by this prospectus are being offered and sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or agent’s commissions.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, including the certificate of designation for the Series C Convertible Preferred Stock, and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, including the certificate of designation for the Series C Convertible Preferred Stock, and our Bylaws, and to the provisions of the Delaware General Corporation Law. We encourage you to review complete copies of our Certificate of Incorporation, including the certificate of designation for the Series C Convertible Preferred Stock, and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.

Our certificate of incorporation authorizes us to issue up to 150,000,000 shares, par value $0.001 per share of common stock (the “Common Stock”) and 5,000,000 shares of preferred stock. As of January 21, 2020, there were 10,721,881 shares of Common Stock issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote per share on all matters for which such stockholder has voting power as well as dividends if and when declared by the Company’s Board of Directors. There are no preemptive rights. In the event of liquidation, dissolution or winding up of the Company’s business, holders of common stock will be entitled to receive, pro rata, all of the Company’s remaining assets available for distribution, after satisfaction of all of the Company’s debts and liabilities.

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Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock. No series of Preferred Stock have been designated and no shares of Preferred Stock are issued or outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Olde Monmouth Stock Transfer Co., Inc with a mailing address of 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

SELLING STOCKHOLDERS

The “selling stockholders” named in this prospectus may sell shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part. This prospectus covers the resale of 2,284,230 shares of Common Stock owned by the selling stockholders named in this prospectus.

The following table sets forth certain information provided to us by the selling stockholders with respect to the beneficial ownership of our Common Stock by the selling stockholders as of January 21, 2020. The following table assumes that the selling stockholders sell all of their shares registered herewith; however, we are unable to determine the exact number of shares that will actually be sold. The percentage of shares beneficially owned following the offering is based on 10,721,881 shares outstanding at January 21, 2020, determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Common Stock to be Sold Hereunder	Number of Shares of Common Stock Owned Following Offering	Percentage of Common Stock Owned Following Offering

John Steven Emerson	344,104	344,104	-0-	—
Emerson Partners (1)	310,928	70,637	240,291	2.1%
Bryan Ezralow 1994 Trust u/t/d 12/22/1994 (2)	912,569	679,887	232,682	2.2%
Marc Ezralow1997 Trust u/t/d 11/26/1997 (3)	54,909	54,909	-0-	—
Niels Sondergaard (4)	2,317,486	579,372	1,738,114	16.2%
The G. Tyler Runnels and Jasmine Niklas Runnels TTEES of The Runnels Family Trust DTD 1-11-2000 (5)	1,019,331	378,862	640,469	6.0%
T.R. Winston & Company, LLC (5)	227,700	152,494	75,206	*
Sandy Hills BV (6)	709,818	23,965	685,853	6.4%

Total		2,284,230

*	Less than one percent.

(1)	The Company has been advised that J. Steven Emerson has voting and dispositive power over the shares held by this person.

(2)	The Company has been advised that Bryan Ezralow, as trustee, has voting and dispositive power over the shares held by this entity.
(3)	The Company has been advised that Marc Ezralow, as trustee, has voting and dispositive power over the shares held by this entity.

(4)	Mr. Sondergaard is the domestic partner of Annmarie Gayle, the Company’s Chairman and Chief Executive Officer.

(5)	The Company has been advised that G. Tyler Runnels, a director of the Company, has voting and dispositive power over the shares held by this person.

(6)	The Company has been advised that Sandy Hills BV directly owns all of the shares reported herewith. Malabar Hill NV, as the statutory director of Sandy Hills BV, and Drs F.H. van Vlissingen, as statutory director of Malabar Hill NV, have voting and dispositive power over the shares held by Sandy Hills BV.

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PLAN OF DISTRIBUTION

Under this prospectus, the selling stockholders intend to offer our securities to the public:

●	on the Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market; in transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	if the Company agrees prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	through loans or pledges to a broker-dealer who may sell Shares upon a default;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved).

LEGAL MATTERS

Louis A. Brilleman, Esq. will pass upon the validity of the securities offered in this registration statement.

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EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the years ended October 31, 2018 and October 31, 2017 have been audited by Frazier & Deeter, LLC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our legal counsel, Louis A. Brilleman, Esq. owns 10,000 shares of common stock that were earned as partial compensation for legal services rendered.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Our home page is located at www.codaoctopusgroup.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The following documents, which have previously been filed by us with the SEC under the Exchange Act of 1934, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended October 31, 2018, filed on February 1, 2019, as amended on February 7, 2019 and April 23, 2019;

●	our Quarterly Report on Form 10-Q for the period ended January 31, 2019 filed on March 18, 2019, as amended on May 13, 2019;
●	our Quarterly Report on Form 10-Q for the period ended April 30, 2019 filed on June 13, 2019, as amended on July 3, 2019;
●	our Quarterly Report on Form 10-Q for the period ended July 31, 2019 filed on September 16, 2019;

●	a description of the Common Stock to be registered hereunder is set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 10/A (File No. 000-52815) filed with the Securities and Exchange Commission on March 29, 2017, and any subsequent amendments or reports filed for the purpose of updating such description; and

●	our Current Reports on Form 8-K filed on June 18, 2019, June 21, 2019, July 26, 2019, December 2, 2019 and January 6, 2020; in each case, to the extent filed and not furnished.

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Coda Octopus Group, Inc.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

863-937-8985

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which are payable by us:

Securities and Exchange Commission registration fee	$2,393	(1)
Legal fees and expenses	32,500
Accounting fees and expenses	5,000
Printing and miscellaneous expenses	1,107
Total	$41,000

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and exclusive of interest, distributions and dividends, if any.

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty, except: (A) for any breach of the director’s duty of loyalty, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payments of dividends, for stock purchases or in connection with redemptions and (D) for any transaction from which the director derived any improper personal benefit. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of the exhibits being filed as a part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act:

(a) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Louis A. Brilleman, Esq.

23.1	Consent of Frazier & Deeter, LLC

23.2	Consent of Louis A. Brilleman, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of January, 2020.

CODA OCTOPUS GROUP, INC.

By:	/s/ Annmarie Gayle
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTED, that each person whose signature appears below hereby appoints Annmarie Gayle, acting alone, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following officers and directors of Coda Octopus Group, Inc., the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Annmarie Gayle	Chief Executive Officer and Chairman	January 23, 2020
Annmarie Gayle	(Principal Executive Officer)

/s/ Michael Midgley	Chief Financial Officer	January 23, 2020
Michael Midgley	(Principal Financial and Accounting Officer)

/s/ Michael Hamilton	Director	January 23, 2020
Michael Hamilton

/s/ J. Charles Plumb	Director	January 23, 2020
J. Charles Plumb

/s/ Mary Losty	Director	January 23, 2020
Mary Losty

/s/ Tyler Runnels	Director	January 23, 2020

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